UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Decarbonization Plus Acquisition Corporation IV

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF DECARBONIZATION PLUS ACQUISITION CORPORATION IV AND PROSPECTUS OF HAMMERHEAD ENERGY INC.

Explanatory Note:

On December 30, 2022, Hammerhead Energy Inc. (“NewCo”) filed a prospectus (the “Prospectus”) with the U.S. Securities and Exchange Commission, and Decarbonization Plus Acquisition Corporation IV (“DCRD”) filed a definitive proxy statement (the “Proxy Statement” and together with the Prospectus, the “Proxy Statement/Prospectus”) with the SEC in connection with DCRD’s extraordinary general meeting of shareholders (the “Shareholders’ Meeting”) to be held on January 23, 2023, at 10:00 a.m., Eastern Time, at the offices of Vinson & Elkins L.L.P. located at 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036 and virtually via live webcast at https://www.cstproxy.com/decarbonizationplusacquisitioniv/2023. At the Shareholders’ Meeting, DCRD’s shareholders will be asked to approve the previously announced business combination contemplated by the Business Combination Agreement, dated September 25, 2022, by and among DCRD, Hammerhead Resources Inc., an Alberta corporation (“Hammerhead”), NewCo and 2453729 Alberta ULC, an Alberta unlimited liability corporation and wholly owned subsidiary of DCRD (“AmalCo”). This Supplement No. 1 to the Proxy Statement/Prospectus (this “Supplement No. 1”) is being filed with the SEC and is being made available to DCRD’s shareholders on or about January 17, 2023, and should be read in conjunction with the Proxy Statement/Prospectus. Capitalized terms used in this Supplement No. 1 and not otherwise defined have the meaning given to them in the Proxy Statement/Prospectus, unless otherwise indicated.

DCRD and NewCo are filing this Supplement No. 1 to provide an update regarding the following recent developments:

Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Citigroup Global Markets Inc. (“Citi”) were underwriters for the DCRD IPO, which was consummated on August 13, 2021. Neither DCRD nor Hammerhead has formally engaged Credit Suisse or Citi to act as an advisor in any capacity related to the Business Combination. Additionally, neither Credit Suisse nor Citi was responsible for the preparation of any disclosure that is included in the Proxy Statement/Prospectus, or any materials underlying such disclosure. Neither Credit Suisse nor Citi were involved in the preparation of any materials received by the DCRD Board or the Hammerhead Board related to the Business Combination. Neither Credit Suisse nor Citi has produced work product in relation to the Business Combination for which DCRD relied on their expertise.

Other than Citi’s engagement as a PIPE placement agent in connection with DCRD’s proposed business combination with Company B as further described under the subsection “The Business Combination—Background of the Business Combination,” DCRD did not engage Credit Suisse or Citi in any advisory role or have any relationship with either of Credit Suisse or Citi following the DCRD IPO.

On January 16, 2023, Credit Suisse and Citi delivered separate letters to DCRD (the “Fee Waiver Letters”), wherein Credit Suisse and Citi expressly waived all deferred underwriting discounts and commissions owed to them upon consummation of the Business Combination pursuant to the underwriting agreement entered into in connection with the DCRD IPO (the “Underwriting Agreement”). Credit Suisse and Citi have performed all of their obligations under the Underwriting Agreement to obtain their deferred underwriting discounts and commissions and are therefore gratuitously waiving their right to these deferred underwriting discounts and commissions in connection with the Business Combination. Neither Credit Suisse nor Citi provided a reason for their waiving of the deferred underwriting discounts and commissions in connection with the Business Combination. DCRD expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.

Except with respect to Credit Suisse’s and Citi’s right to the deferred underwriting discounts and commissions, none of the rights and obligations of DCRD, Credit Suisse or Citi under the Underwriting Agreement have been terminated or otherwise amended, suspended or modified. DCRD continues to have customary obligations under the Underwriting Agreement, including obligations to (i) indemnify and hold harmless each underwriter, its directors, officers, employees, agents, affiliates and each person, if any, who controls the underwriter within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined in the Underwriting Agreement) for the registration of the Securities (as defined in the Underwriting Agreement) as originally filed or in any amendment thereof, or in any Preliminary Prospectus (as defined in the Underwriting Agreement), the Statutory Prospectus (as defined in the Underwriting Agreement), the Prospectus (as defined in the Underwriting Agreement), any “road show” as defined in Rule 433(h) under the Securities Act or any Written Testing-the-Waters Communication (as defined in the Underwriting Agreement) or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any loss, claim, damage, liability or action.

In addition, the Underwriting Agreement contains a contribution provision in the event that the indemnity obligations are unavailable or insufficient to hold harmless an indemnified party; however, no underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter pursuant to the Underwriting Agreement. There can be no assurance that DCRD would have sufficient funds to satisfy such indemnification claims.

At no time prior to the date of this Supplement No. 1 did Credit Suisse or Citi indicate that they had any specific concerns with the Business Combination. Neither Credit Suisse nor Citi has advised DCRD or Hammerhead that it was in disagreement with the contents of the Proxy Statement/Prospectus or the Registration Statement of which it forms a part. Neither Credit Suisse nor Citi was responsible for any part of the Proxy Statement/Prospectus. Accordingly, shareholders should not place any reliance on the participation of Credit Suisse or Citi in the DCRD IPO in respect of the Business Combination.

Except to the extent amended, revised or updated by the information contained herein, this Supplement No. 1 does not amend, revise or update any of the other information set forth in the Proxy Statement/Prospectus.

Supplemental Risk Factor Disclosure

The text set forth below is added after the second paragraph on page 118 of the subsection entitled “Risks Related to DCRD and the Business Combination”:

“DCRD may not have sufficient funds to satisfy indemnification claims of the underwriters involved in the DCRD IPO or their respective directors and executive officers pursuant to the underwriting agreement among DCRD and the underwriters involved in the DCRD IPO (the “Underwriting Agreement”).

Under the terms of the Underwriting Agreement, DCRD agreed to (i) indemnify and hold harmless each underwriter involved in the DCRD IPO, its directors, officers, employees, agents, affiliates and each person, if any, who controls the underwriter within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined in the Underwriting Agreement) for the registration of the Securities (as defined in the Underwriting Agreement) as originally filed or in any amendment thereof, or in any Preliminary Prospectus (as defined in the Underwriting Agreement), the Statutory Prospectus (as defined in the Underwriting Agreement), the Prospectus (as defined in the Underwriting Agreement), any “road show” as defined in Rule 433(h) under the Securities Act or any Written Testing-the-Waters Communication (as defined in the Underwriting Agreement) or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any loss, claim, damage, liability or action. Accordingly, if any claims, litigation, disputes or other legal proceedings are brought by third parties against an underwriter involved in the DCRD IPO in relation to the services it provided to DCRD, DCRD may be found liable for or reimburse such underwriter for the losses and costs it incurs. There can be no assurance that DCRD would have sufficient funds to satisfy such indemnification claims or reimbursement obligations.

Credit Suisse and Citi have gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination.

In connection with the DCRD IPO, Credit Suisse and Citi, the underwriters of the DCRD IPO, were entitled to an underwriting discount of $0.20 per DCRD Unit, or $6,325,000 in the aggregate, paid upon closing of the DCRD IPO. In addition, $0.35 per DCRD Unit, or approximately $11,068,750 in the aggregate, will be payable to the underwriters for deferred underwriting discounts and commissions. The deferred underwriting discounts and commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that DCRD completes an Initial Business Combination, subject to the terms of the Underwriting Agreement. However, on January 16, 2023, each of Credit Suisse and Citi delivered separate letters to DCRD (the “Fee Waiver Letters”) and gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, DCRD does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. DCRD expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.

Neither DCRD nor Hammerhead has formally engaged Credit Suisse or Citi to act as an advisor in any capacity related to the Business Combination. Additionally, neither Credit Suisse nor Citi was responsible for the preparation of any disclosure that is included in the Proxy Statement/Prospectus, or any materials underlying such disclosure. Neither Credit Suisse nor Citi was involved in the preparation of any materials received by the DCRD Board or the Hammerhead Board related to the Business Combination. Neither Credit Suisse nor Citi has produced work product in relation to the Business Combination for which DCRD relied on their expertise.

Other than Citi’s engagement as a PIPE placement agent in connection with DCRD’s proposed business combination with Company B as further described under the subsection “The Business Combination—Background of the Business Combination,” DCRD did not engage Credit Suisse or Citi in any advisory role or have any relationship with either of Credit Suisse or Citi following the DCRD IPO.

Credit Suisse and Citi have performed all of their obligations under the Underwriting Agreement to obtain their deferred underwriting discounts and commissions and are therefore gratuitously waiving their right to deferred underwriting discounts and commissions in connection with the Business Combination. Neither Credit Suisse nor Citi provided a reason for their waiving of the deferred underwriting discounts and commissions in connection with the Business Combination.

At no time prior to the date of this Supplement No. 1 did Credit Suisse or Citi indicate that they had any specific concerns with the Business Combination. Neither Credit Suisse nor Citi has advised DCRD or Hammerhead that it was in disagreement with the contents of the Proxy Statement/Prospectus or the Registration Statement of which it forms a part. Neither Credit Suisse nor Citi was responsible for any part of the Proxy Statement/Prospectus. Accordingly, shareholders should not place any reliance on the participation of Credit Suisse or Citi in the DCRD IPO in respect of the Business Combination.

Supplemental Disclosure Regarding Underwriting Fees

The text set forth under the subsection “The Business Combination—Underwriting Fees” is amended to read as follows:

“Underwriting Fees

The DCRD IPO generated approximately $6.3 million of underwriting fees, which were paid at the closing of the DCRD IPO. On January 16, 2023, each of Credit Suisse and Citi, the underwriters of the DCRD IPO, gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, DCRD does not owe such underwriters deferred underwriting discounts and commissions aggregating approximately $11.1 million in connection with the Business Combination. DCRD expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses. The following table illustrates the effective underwriting fee on a percentage basis for DCRD Public Shares at each redemption level identified below.

	No Redemptions	Illustrative Redemptions	Maximum Redemptions

	($ in millions)
Unredeemed DCRD Public Shares	31,625,000	15,812,500	—
Trust Proceeds to Hammerhead	$321.3	$160.7	$—
Initial IPO Underwriting Fees	$6.3	$6.3	$6.3
Deferred Underwriting Discounts and Commissions	$—	$—	$—
Effective Underwriting Fee (%)	2.0%	3.9%	N/A

Supplemental Disclosure Regarding Business of DCRD and Certain Information about DCRD

The fifth paragraph on page 240 of the section “Business of DCRD and Certain Information about DCRD” is amended to read as follows:

“DCRD received gross proceeds from the DCRD IPO (including the DCRD Over-allotment Units) and the sale of the DCRD Private Placement Warrants of approximately $316.3 million and $12.7 million, respectively, for an aggregate of approximately $329 million. Approximately $319.4 million of such gross proceeds were deposited in the Trust Account. The net proceeds held in the Trust Account includes approximately $11.1 million of deferred underwriting discounts and commissions that will be released to the underwriters of the DCRD IPO upon completion of the Initial Business Combination. However, on January 16, 2023, each of Credit Suisse and Citi, the underwriters of the DCRD IPO, gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, DCRD does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. DCRD expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses. Of the gross proceeds from the DCRD IPO and the sale of the DCRD Private Placement Warrants that were not deposited in the Trust Account, approximately $6.3 million was used to pay underwriting discounts and commissions in the DCRD IPO, $410,684 was used to repay loans and advances from DCRD Sponsor and the balance was reserved to pay accrued offering and formation costs, business, legal and accounting due diligence expenses on prospective acquisitions and continuing general and administrative expenses.”

Supplemental Disclosure Regarding DCRD Management’s Discussion and Analysis of Financial Condition and Results of Operation

The second paragraph of the subsection “DCRD Management’s Discussion and Analysis of Financial Condition and Results of Operation—Overview” is amended to read as follows:

“The registration statement for the DCRD IPO was declared effective on August 10, 2021. On August 13, 2021, DCRD consummated the DCRD IPO of 31,625,000 DCRD Units at $10.00 per unit, generating gross proceeds of $316,250,000, and incurring transaction costs of approximately $19.4 million, consisting of $6.3 million of underwriting fees, $11.07 million of deferred underwriting fees and approximately $2 million of other offering costs. The underwriters were granted a 45-day over-allotment option to purchase up to 4,125,000 DCRD Over-allotment Units at the DCRD IPO price, less the underwriting discounts and commissions. The underwriters exercised the over-allotment option in full and purchased the DCRD Over-allotment Units at the closing of the DCRD IPO. However, on January 16, 2023, each of Credit Suisse and Citi, the underwriters of the DCRD IPO, gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, DCRD does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. DCRD expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.”

The subsection “DCRD Management’s Discussion and Analysis of Financial Condition and Results of Operation—Contractual Obligations—Underwriting Agreement” is amended to read as follows:

“Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per DCRD Unit, or $6,325,000 in the aggregate, paid upon closing of the DCRD IPO.

In addition, $0.35 per DCRD Unit, or approximately $11,068,750 in the aggregate, will be payable to the underwriters for deferred underwriting discounts and commissions. The deferred underwriting discounts and commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that DCRD completes an Initial Business Combination, subject to the terms of the Underwriting Agreement. However, on January 16, 2023, each of Credit Suisse and Citi, the underwriters of the DCRD IPO, gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, DCRD does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. DCRD expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.”

Supplemental Disclosure Regarding Related Disclosure

In connection with the revisions described above, the following disclosure in the Proxy Statement/Prospectus is revised:

•

“DCRD’s and Hammerhead’s combined transaction expenses as a result of the Business Combination are currently estimated at approximately $50.5 million, including approximately $11.1 million in deferred underwriting discounts and commissions to the underwriters of the DCRD IPO” will be changed to “DCRD’s and Hammerhead’s combined transaction expenses as a result of the Business Combination are currently estimated at approximately $50.5 million.”

•

The defined term “Trust Account” will be changed to include the following sentence after the first sentence “However, on January 16, 2023, each of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Citigroup Global Markets Inc. (“Citi”), the underwriters of the DCRD IPO, gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, DCRD does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. DCRD expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.”

This Supplement No. 1 should be read together with the Proxy Statement/Prospectus and is being made available to shareholders for informational purposes only. If you have already returned your proxy card, or voted by other means, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy for the Shareholders’ Meeting and wish to revoke or change your vote, you may do so at any time prior to the Shareholders’ Meeting by submitting a later-dated proxy or written revocation to the secretary of DCRD mailed to: c/o Decarbonization Plus Acquisition Corporation IV, 2744 Sand Hill Road, Suite 100, Menlo Park, California 94025 or by attending the Shareholders’ Meeting and revoking your proxy and voting online.

Forward-Looking Statements

This document includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about Hammerhead’s or DCRD’s ability to effectuate the proposed Business Combination discussed in this document; and statements related to the Shareholders’ Meeting. These forward-looking statements are based on information available as of the date of this document, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing NewCo’s, Hammerhead’s or DCRD’s views as of any subsequent date, and none of NewCo, Hammerhead or DCRD undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Neither NewCo nor DCRD gives any assurance that either NewCo or DCRD will achieve its expectations. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, NewCo’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the timing to complete the proposed Business Combination by DCRD’s business combination deadline and the failure to obtain an extension of the business combination deadline; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements relating to the proposed Business Combination; (iii) the outcome of any legal, regulatory or governmental proceedings that may be instituted against NewCo, DCRD, Hammerhead or any investigation or inquiry following announcement of the proposed Business Combination, including in connection with the proposed Business Combination; (iv) the inability to complete the proposed Business Combination due to the failure to obtain approval of DCRD’s shareholders; (v) Hammerhead’s and NewCo’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the proposed Business Combination; (vi) the ability of the parties to obtain the listing of NewCo’s common shares and warrants on NASDAQ upon the closing of the proposed Business Combination; (vii) the risk that the proposed Business Combination disrupts current plans and operations of Hammerhead; (viii) the ability to recognize the anticipated benefits of the proposed Business Combination; (ix) unexpected costs related to the proposed Business Combination; (x) the amount of redemptions by DCRD’s public shareholders being greater than expected; (xi) the management and board composition of NewCo following completion of the proposed Business Combination; (xii) limited liquidity and trading of NewCo’s securities; (xiii) geopolitical risk and changes in applicable laws or regulations; (xiv) the possibility that Hammerhead or DCRD may be adversely affected by other economic, business, and/or competitive factors; (xv) operational risks; (xvi) the possibility that the COVID-19 pandemic or another major disease disrupts Hammerhead’s business; (xvii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Hammerhead’s resources; (xix) the risks that the consummation of the proposed Business Combination is substantially delayed or does not occur; and (xx) other risks and uncertainties indicated from time to time in the Proxy Statement/Prospectus relating to the proposed Business Combination, including those under “Risk Factors” therein, and in DCRD’s other filings with the SEC.

Important Information for Investors and Shareholders and Where to Find It

In connection with the proposed Business Combination, NewCo filed a registration statement on Form F-4 (as amended from time to time, the “Registration Statement”) that includes a definitive proxy statement of DCRD and a prospectus of NewCo. The Registration Statement is now effective, and the Proxy Statement has been mailed to DCRD shareholders of record as of the close of business on December 14, 2022. The Registration Statement, including the Proxy Statement/Prospectus contained therein, contains important information about the proposed Business Combination and the other matters to be voted upon at the Shareholders’ Meeting. This communication does not contain all the information that should be considered concerning the proposed Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. DCRD and NewCo may also file other documents with the SEC regarding the proposed Business Combination. DCRD’s shareholders and other interested persons are advised to read the Registration Statement, including the amendments thereto and the definitive Proxy Statement/Prospectus and other documents filed in connection with the proposed Business Combination, as these materials contain important information about DCRD, Hammerhead, NewCo and the proposed Business Combination.

DCRD shareholders and other interested persons can obtain copies of the Registration Statement, including the definitive Proxy Statement/Prospectus and other documents filed or that will be filed with the SEC, free of charge, by DCRD and NewCo through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

DCRD, Hammerhead, NewCo and their respective directors, officers and related persons may be deemed participants in the solicitation of proxies of DCRD shareholders in connection with the proposed Business Combination. More detailed information regarding the directors and officers of DCRD, and a description of their interests in DCRD, is contained in DCRD’s filings with the SEC, including DCRD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 29, 2022, and is available free of charge at the SEC’s web site at www.sec.gov. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of DCRD shareholders in connection with the proposed Business Combination and other matters to be voted upon at the Shareholders’ Meeting is set forth in the Registration Statement for the proposed Business Combination.

No Offer or Solicitation

This document relates to a proposed business combination between Hammerhead and DCRD. This document does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This document also does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor will there be any offer, sale or exchange of securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

This Supplement No. 1 is dated January 17, 2023.